EXHIBIT 107
CALCULATION OF FILING FEE TABLE
Form S-3ASR
(Form Type)

Cleveland-Cliffs Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.125 per share	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Class A Preferred Stock, without par value	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Class B Preferred Stock, without par value	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Depositary Shares	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Subscription Rights	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt Securities	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Units	Rules 456(b) and 457 (r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—
(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities.
(2) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).